Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-202111 and 333-231984 on Form S-8 of our reports dated February 19, 2020, relating to the consolidated financial statements of Inovalon Holdings, Inc. and subsidiaries and the effectiveness of Inovalon Holdings, Inc. and subsidiaries' internal control over financial reporting, appearing in this Annual Report on Form 10-K for the year ended December 31, 2019.

/s/ DELOITTE & TOUCHE LLP

Baltimore, Maryland
February 19, 2020